UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017 (April 4, 2017)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Director Appointment

On April 5, 2017, upon the recommendation of the Nominating Committee of the Board of Directors (the “Board”) of Fred’s, Inc. (the “Company”), the Board increased the size of the Board from ten members to eleven members and appointed Ms. Linda Longo-Kazanova to fill the vacancy created by the increase in the size of the Board. Ms. Longo-Kazanova will serve until, and is expected to be nominated for re-election at, the 2017 Annual Meeting of Shareholders of the Company (the “2017 Annual Meeting”).

Ms. Longo-Kazanova most recently served as Chief Human Resources Officer at Keurig Green Mountain, Inc. (“Keurig”). Prior to working at Keurig, she served as Vice President, Human Resources and Medical at Burlington Northern Santa Fe Corporation from 2007 to 2010, and as Senior Vice President, Human Resources and Business Optimization, at Bell and Howell Company (later known as ProQuest Company) from 2000 to 2007. She also worked at Kraft Foods, Inc. from 1985 to 1995 where she served in a number of positions including Global Director, Management and Organization Development. Ms. Longo-Kazanova has served as a board member for Susan G. Komen For the Cure, Fort Worth and as a Trustee for Trinity Valley School in Fort Worth, Texas. Ms. Longo-Kazanova holds a Ph.D. in psychology from Northwestern University, a Masters in counseling psychology and a Bachelors in anthropology from University of Delaware.

The Board determined that Ms. Longo-Kazanova does not have any relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of The NASDAQ Stock Market LLC and the U.S. Securities and Exchange Commission.  Ms. Longo-Kazanova has been appointed to the Compensation Committee of the Board.  Ms. Longo-Kazanova will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

 Ms. Longo-Kazanova was not appointed as a director pursuant to any arrangement or understanding with any person, or is a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Director Retirement

On April 4, 2017, Mr. Steven R. Fitzpatrick notified the Company that he has decided not to stand for re-election at the 2017 Annual Meeting. Mr. Fitzpatrick’s decision not to stand for re-election to the Board was not the result of any disagreement with the Company, its management or its operations, policies or practices.

ITEM 7.01.  REGULATION FD DISCLOSURE.

On April 6, 2017, the Company issued a press release regarding the director appointment and retirement described above. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release of Fred’s, Inc., dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.

Date:	April 6, 2017	By:	/s/ Rick J. Hans
		Name:	Rick J. Hans
		Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Press Release of Fred’s, Inc., dated April 6, 2017.